Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Warren Kneeshaw
Phone: 1-858-658-2983
e-mail:ir@qualcomm.com
Qualcomm Announces First Quarter Fiscal 2010 Results
Revenues $2.7 Billion, EPS $0.50
Pro Forma EPS $0.62
Reaffirms Fiscal 2010 Earnings Guidance
SAN DIEGO — January 27, 2010 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the first quarter of fiscal 2010 ended December 27, 2009.
“We are pleased with our performance this quarter, driven by healthy demand for our chipsets, strong shipments of 3G devices by our licensees and lower operating expenses. We’re executing on our strategic objectives and reaffirming our 2010 3G device forecast, an increase of 21 percent year-over-year,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “I am very encouraged by customer traction around Qualcomm technologies, including recent device announcements based on our industry-leading Snapdragon™ chipset and increased adoption of our Brew Mobile Platform™ operating system. As anticipated, we have seen a competitive pricing environment in the chipset market and are proactively managing within this dynamic to grow our market share. A subdued economic recovery in developed regions, including Europe and Japan, combined with relative strength at the lower end of the market, is changing our estimated 3G device average selling price and chipset mix for this fiscal year. Accordingly, we are modestly reducing our fiscal year revenue estimates to reflect this near-term market situation, but are maintaining our earnings per share guidance.”
“The fundamental drivers of our business remain strong. We are confident that 3G will continue to develop as anticipated, and we continue to invest in innovative new products, such as Snapdragon, FLO TV™, mirasol™ and next-generation technologies, to enhance our leadership position and capitalize on this growth.”

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 2 of 15
First Quarter Results (GAAP)
•	Revenues: $2.67 billion, up 6 percent year-over-year and down 1 percent sequentially.

•	Operating income: $879 million, up 18 percent year-over-year and 47 percent sequentially.

•	Net income: $841 million, up 147 percent year-over-year and 5 percent sequentially.

•	Diluted earnings per share: $0.50, up 150 percent year-over-year and 4 percent sequentially.

•	Effective tax rate: 20 percent for the quarter. Fiscal 2010 estimated tax rate of approximately 21 percent.

•	Operating cash flow: $1.24 billion, down 65 percent year-over-year; 46 percent of revenues.

•	Return of capital to stockholders: $284 million, or $0.17 per share, of cash dividends paid.
Pro Forma First Quarter Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain tax items that are not related to the current year and acquired in-process research and development (R&D) expense.
•	Revenues: $2.67 billion, up 6 percent year-over-year and down 1 percent sequentially.

•	Operating income: $1.13 billion, up 15 percent year-over-year and 36 percent sequentially.

•	Net income: $1.04 billion, up 100 percent year-over-year and 28 percent sequentially.

•	Diluted earnings per share: $0.62, up 100 percent year-over-year and 29 percent sequentially. The current quarter excludes $0.03 loss per share attributable to the QSI segment, $0.07 loss per share attributable to certain share-based compensation and $0.02 loss per share attributable to certain tax items.

•	Effective tax rate: 21 percent for the quarter. Fiscal 2010 estimated tax rate of approximately 21 to 22 percent.

•	Free cash flow: $1.27 billion, down 63 percent year-over-year; 48 percent of revenues (defined as net cash from operating activities less capital expenditures).

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 3 of 15
The large increase in net income year-over-year was primarily due to a significant improvement in net investment income as our marketable securities recovered value and financial markets stabilized. The significant decrease in cash flows year-over-year was primarily due to the receipt of a $2.5 billion payment in the first quarter of fiscal 2009 related to the license and settlement agreements with Nokia.
Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and pro forma results are included at the end of this news release. Prior period reconciliations are presented on Qualcomm’s Investor Relations web page at www.qualcomm.com.
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $18.9 billion at the end of the first quarter of fiscal 2010, compared to $17.7 billion at the end of the fourth quarter of fiscal 2009 and $13.1 billion a year ago. On January 7, 2010, we announced a cash dividend of $0.17 per share payable on March 26, 2010 to stockholders of record as of February 26, 2010.
Research and Development

		Share-Based
($ in millions)	Pro Forma	Compensation	QSI	GAAP
First quarter fiscal 2010	$503	$72	$21	$596
As a % of revenues	19%		N/M	22%
First quarter fiscal 2009	$511	$69	$24	$604
As a % of revenues	20%		N/M	24%
Year-over-year change ($)	(2%)	4%	(13%)	(1%)

N/M —	Not Meaningful
Pro forma R&D expenses primarily related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services. QSI R&D expenses were related to our FLO TV subsidiary.

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 4 of 15
Selling, General and Administrative

		Share-Based
($ in millions)	Pro Forma	Compensation	QSI	GAAP
First quarter fiscal 2010	$272	$68	$39	$379
As a % of revenues	10%		N/M	14%
First quarter fiscal 2009	$305	$66	$42	$413
As a % of revenues	12%		N/M	16%
Year-over-year change ($)	(11%)	3%	(7%)	(8%)
Pro forma selling, general and administrative (SG&A) expenses decreased by 11 percent year-over-year, primarily due to a decrease in costs related to litigation and other legal matters. QSI SG&A expenses were primarily related to FLO TV.
Effective Income Tax Rate
Our fiscal 2010 effective income tax rates are estimated to be approximately 21 percent for GAAP and approximately 21 to 22 percent for pro forma. Our estimate of the fiscal 2010 GAAP effective tax rate includes tax expense of approximately $130 million that arises because deferred revenue related to the 2008 license and settlement agreements with Nokia is taxable in fiscal 2010, but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower as a result of California tax legislation enacted in 2009. This tax expense was excluded from our pro forma results to provide a clearer understanding of our ongoing tax rate and after tax earnings.
Qualcomm Strategic Initiatives
The QSI segment is composed of our strategic investments, including FLO TV. GAAP results for the first quarter of fiscal 2010 included a $0.03 diluted loss per share for the QSI segment. The first quarter of fiscal 2010 QSI results included $106 million in operating expenses, primarily related to FLO TV.
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 5 of 15
The potential instability in financial markets may continue to have an impact on the value of our marketable securities and net investment income (loss). While we do not forecast impairments, we have temporary unrealized losses on marketable securities that could be recognized as other-than-temporary losses in future periods if financial conditions affecting those securities do not improve.
Our outlook does not include provisions for the consequences of injunctions, damages or fines related to any pending legal matters unless awarded or imposed by a court, governmental entity or other regulatory body. In addition, due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially from the business outlook if we incur any such income or expense items.
The following table summarizes GAAP and pro forma guidance based on the current business outlook. The pro forma business outlook provided below is presented consistent with the presentation of pro forma results elsewhere herein.

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 6 of 15
The following estimates are approximations and are based on the current business outlook:
Qualcomm’s Business Outlook Summary
SECOND FISCAL QUARTER

	Q2 FY09	Current Guidance
	Results (2)	Q2 FY10 Estimates
Pro Forma
Revenues	$2.45B	$2.40B - $2.60B
Year-over-year change		decrease 2% - increase 6%
Diluted earnings per share (EPS)	$(0.03)	$0.49 - $0.53
Year-over-year change		N/M
GAAP
Revenues	$2.46B	$2.40B - $2.60B
Year-over-year change		decrease 2% - increase 6%
Diluted EPS	$(0.18)	$0.35 - $0.39
Year-over-year change		N/M
Diluted EPS attributable to QSI	$(0.03)	$(0.05)
Diluted EPS attributable to share-based compensation	$(0.09)	$(0.07)
Diluted EPS attributable to certain tax items (3)	$(0.02)	$(0.02)
Diluted EPS attributable to in-process R&D	$0.00	N/A
Metrics
MSM shipments	approx. 69M	approx. 88M - 92M
CDMA/WCDMA devices shipped (1)	approx. 128M*	approx. 144M - 149M*
CDMA/WCDMA device wholesale average selling price (1)	approx. $201*	approx. $179*

*	Shipments in December quarter, reported in March quarter
FISCAL YEAR

	FY 2009	Prior Guidance	Current Guidance
	Results (2)	FY 2010 Estimates	FY 2010 Estimates
Pro Forma
Revenues	$10.39B	$10.50B - $11.30B	$10.40B - $11.00B
Year-over-year change		increase 1% - 9%	even - increase 6%
Diluted EPS	$1.31	$2.10 - $2.30	$2.10 - $2.30
Year-over-year change		increase 60% - 76%	increase 60% - 76%
GAAP
Revenues	$10.42B	$10.50B - $11.30B	$10.40B - $11.00B
Year-over-year change		increase 1% - 8%	even - increase 6%
Diluted EPS	$0.95	$1.56 - $1.76	$1.56 - $1.76
Year-over-year change		increase 64% - 85%	increase 64% - 85%
Diluted EPS attributable to QSI	$(0.15)	$(0.19)	$(0.18)
Diluted EPS attributable to share-based compensation	$(0.27)	$(0.28)	$(0.28)
Diluted EPS attributable to in-process R&D	$0.00	N/A	N/A
Diluted EPS attributable to certain tax items (3)	$0.07	$(0.07)	$(0.08)
Metrics
Fiscal year* CDMA/WCDMA device wholesale average selling price (1)	approx. $200	approx. $189	approx. $181

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (1)

	Prior Guidance	Current Guidance	Prior Guidance	Current Guidance
	Calendar 2009	Calendar 2009	Calendar 2010	Calendar 2010
CDMA/WCDMA device shipments	Estimates	Estimates	Estimates	Estimates
March quarter	approx. 111M	approx. 111M	not provided	not provided
June quarter	approx. 127M	approx. 127M	not provided	not provided
September quarter	approx. 130M - 135M	approx. 133M	not provided	not provided
December quarter	not provided	approx. 144M - 149M	not provided	not provided
Calendar year range (approx.)	515M - 530M	515M - 520M	600M - 650M	600M - 650M
	Midpoint	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 523M	approx. 518M	approx. 625M	approx. 625M
CDMA units	approx. 213M	approx. 210M	approx. 231M	approx. 231M
WCDMA units	approx. 310M	approx. 308M	approx. 394M	approx. 394M

(1)	CDMA/WCDMA device shipments and average selling prices are for estimated worldwide device shipments, including shipments not reported to Qualcomm.

(2)	Fiscal 2009 results included a $783 million charge related to a litigation settlement and patent agreement with Broadcom Corporation, including $748 million recorded in the second quarter of fiscal 2009 and $35 million recorded in the fourth quarter of 2009. The fourth quarter of fiscal 2009 results also included a $230 million charge related to a fine that had been announced by the Korea Fair Trade Commission.

(3)	The estimate of our fiscal 2010 GAAP effective tax rate includes tax expense of approximately $130 million that arises because deferred revenue related to the 2008 license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower as a result of California tax legislation enacted in 2009.
Sums may not equal totals due to rounding.
N/M — Not Meaningful

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 7 of 15
Results of Business Segments (in millions, except per share data):
First Quarter — Fiscal Year 2010

				Pro Forma
				Reconciling		Share-Based
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	Tax Items (3)	QSI (4)	GAAP
Revenues	$1,608	$917	$142	$1	$2,668	$—	$—	$2	$2,670
Change from prior year	21%	(9%)	(16%)	N/M	6%			(67%)	6%
Change from prior quarter	(5%)	10%	(3%)	N/M	(1%)			(71%)	(1%)
Operating income (loss)					$1,134	$(151)	$—	$(104)	$879
Change from prior year					15%	(4%)		(8%)	18%
Change from prior quarter					36%	(2%)		(21%)	47%
EBT	$425	$772	$9	$104	$1,310	$(151)	$—	$(107)	$1,052
Change from prior year	153%	(12%)	200%	N/M	89%	(4%)		(9%)	133%
Change from prior quarter	(16%)	11%	N/M	N/M	33%	(2%)		(13%)	42%
EBT as a % of revenues	26%	84%	6%	N/M	49%	N/M		N/M	39%
Net income (loss)					$1,041	$(114)	$(32)	$(54)	$841
Change from prior year					100%	(15%)	N/M	33%	147%
Change from prior quarter					28%	(34%)	N/M	31%	5%
Diluted EPS					$0.62	$(0.07)	$(0.02)	$(0.03)	$0.50
Change from prior year					100%	(17%)	N/M	40%	150%
Change from prior quarter					29%	(40%)	N/M	40%	4%
Diluted shares used					1,691	1,691	1,691	1,691	1,691
Fourth Quarter — Fiscal Year 2009

				Pro Forma
				Reconciling		Share-Based
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	Tax Items	QSI (4)	GAAP
Revenues	$1,699	$837	$146	$1	$2,683	$—	$—	$7	$2,690
Operating income (loss)					831	(148)	—	(86)	597
EBT	508	693	(5)	(211)	985	(148)	—	(95)	742
Net income (loss)					811	(85)	155	(78)	803
Diluted EPS					$0.48	$(0.05)	$0.09	$(0.05)	$0.48
Diluted shares used					1,688	1,688	1,688	1,688	1,688
First Quarter — Fiscal Year 2009

				Pro Forma
				Reconciling		Share-Based
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	QSI (4)	GAAP
Revenues	$1,334	$1,006	$170	$1	$2,511	$—	$6	$2,517
Operating income (loss)					986	(145)	(96)	745
EBT	168	874	3	(351)	694	(145)	(98)	451
Net income (loss)					520	(99)	(80)	341
Diluted EPS					$0.31	$(0.06)	$(0.05)	$0.20
Diluted shares used					1,667	1,667	1,667	1,667
Second Quarter — Fiscal Year 2009

				Pro Forma
				Reconciling		Share-Based		In-Process
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	Tax Items	R&D	QSI (4)	GAAP
Revenues	$1,316	$954	$176	$1	$2,447	$—	$—	$—	$8	$2,455
Operating income (loss)					214	(140)	—	(6)	(78)	(10)
EBT	217	839	25	(934)	147	(140)	—	(6)	(102)	(101)
Net (loss) income					(46)	(145)	(36)	(6)	(56)	(289)
Diluted EPS					$(0.03)	$(0.09)	$(0.02)	$—	$(0.03)	$(0.18)
Diluted shares used					1,651	1,651	1,651	1,651	1,651	1,651
Twelve Months — Fiscal Year 2009

				Pro Forma
				Reconciling		Share-Based		In-Process
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	Tax Items	R&D	QSI	GAAP
Revenues	$6,135	$3,605	$641	$6	$10,387	$—	$—	$—	$29	$10,416
Operating income (loss)					3,153	(584)	—	(6)	(337)	2,226
EBT	1,441	3,068	20	(1,502)	3,027	(584)	—	(6)	(361)	2,076
Net income (loss)					2,187	(455)	118	(6)	(252)	1,592
Diluted EPS					$1.31	$(0.27)	$0.07	$—	$(0.15)	$0.95
Diluted shares used					1,673	1,673	1,673	1,673	1,673	1,673

(1)	Pro forma reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Pro forma reconciling items related to earnings before taxes consist primarily of certain investment income or losses, research and development expenses, sales and marketing expenses and other operating expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(3)	During the first quarter of fiscal 2010, the Company recorded a $32 million state tax expense, or $0.02 diluted loss per share, that arises because deferred revenue related to the license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower.

(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.
N/M – Not Meaningful
Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 8 of 15
Conference Call
Qualcomm’s first quarter fiscal 2010 earnings conference call will be broadcast live on January 27, 2010 beginning at 1:45 p.m. Pacific Time (PT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information and will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on January 27, 2010, beginning at approximately 5:30 p.m. PT through February 27, 2010 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 50788237. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at http://investor.qualcomm.com/results.cfm.
Qualcomm Incorporated (Nasdaq: QCOM) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P 100 Index, the S&P 500 Index and is a 2009 FORTUNE 500® company. For more information, please visit www.qualcomm.com.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 9 of 15
outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QSI segment, certain share-based compensation, certain tax items and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Moreover, it is generally not an expense that requires or will require cash payment by the Company. Further, share-based compensation related to stock options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items that were recorded in reported earnings in each fiscal year presented, but were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing pro forma tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 10 of 15
strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and pro forma results are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment and adoption of our technologies in wireless networks and of wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA, TD-SCDMA and OFDMA both domestically and internationally; the current uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and the value of our marketable securities; attacks on our business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on major customers and licensees; our dependence on third-party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the FLO TV network and FLO™ technology; the development and commercial acceptance of the IMOD display technology; foreign currency fluctuations; strategic investments and transactions we have or may pursue; as well as the other risks detailed from time-to-time in our SEC reports.
###
Qualcomm is a registered trademark of Qualcomm Incorporated. Snapdragon, mirasol, FLO TV and FLO are trademarks of Qualcomm Incorporated. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 11 of 15
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 27, 2009
			Share-Based
	Pro Forma		Compensation	Tax Items		QSI		GAAP
Revenues:
Equipment and services	$1,661		$—	$—		$2		$1,663
Licensing and royalty fees	1,007		—	—		—		1,007

Total revenues	2,668		—	—		2		2,670

Operating expenses:
Cost of equipment and services revenues	759		11	—		46		816
Research and development	503		72	—		21		596
Selling, general and administrative	272		68	—		39		379

Total operating expenses	1,534		151	—		106		1,791

Operating income (loss)	1,134		(151)	—		(104)		879

Investment income (loss), net	176	(a)	—	—		(3	)(b)	173

Income (loss) before income taxes	1,310		(151)	—		(107)		1,052
Income tax (expense) benefit	(269	)(c)	37	(32	)(e)	53	(d)	(211	)(c)

Net income (loss)	$1,041		$(114)	$(32)		$(54)		$841

Earnings (loss) per common share:
Diluted	$0.62		$(0.07)	$(0.02)		$(0.03)		$0.50

Shares used in per share calculations:
Diluted	1,691		1,691	1,691		1,691		1,691

Supplemental Financial Data:
Operating Cash Flow	$1,338		$(13) (g)	$—		$(86)		$1,239
Operating Cash Flow as a % of Revenues	50%					N/M		46%

Free Cash Flow (f)	$1,271		$(13) (g)	$—		$(107)		$1,151
Free Cash Flow as a % of Revenues	48%					N/M		43%

(a)	Included $145 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, and $91 million in net realized gains on investments, partially offset by $51 million in other-than-temporary losses on investments, $5 million in interest expense and $4 million in losses on derivatives.

(b)	Included $6 million in other-than-temporary losses on investments, $4 million in interest expense and $4 million in equity in losses of investees, partially offset by $11 million in net realized gains on investments.

(c)	The first quarter of fiscal 2010 effective tax rates were approximately 20% for GAAP and approximately 21% for pro forma.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.

(e)	During the first quarter of fiscal 2010, the Company recorded a $32 million state tax expense, or $0.02 diluted loss per share, that arises because deferred revenue related to the license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower.

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the three months ended December 27, 2009, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 12 of 15
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended December 27, 2009
		Share-Based
	Pro Forma	Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$1,338	$(13)	(a)	$(86)	$1,239
Less: capital expenditures	(67)	—		(21)	(88)

Free cash flow	$1,271	$(13)		$(107)	$1,151

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$12	$—		$(12)	$—
Cash transfers to QSI (2)	(113)	—		113	—

Net cash transfers	$(101)	$—		$101	$—

(1)	Cash from sale of equity investments.
(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended December 28, 2008
		Share-Based
	Pro Forma	Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$3,629	$(16)	(a)	$(112)	$3,501
Less: capital expenditures	(210)	—		(24)	(234)

Free cash flow	$3,419	$(16)		$(136)	$3,267

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 13 of 15
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	December 27,	September 27,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$3,660	$2,717
Marketable securities	8,504	8,352
Accounts receivable, net	616	700
Inventories	350	453
Deferred tax assets	199	149
Other current assets	245	199

Total current assets	13,574	12,570
Marketable securities	6,764	6,673
Deferred tax assets	1,118	843
Property, plant and equipment, net	2,384	2,387
Goodwill	1,490	1,492
Other intangible assets, net	3,142	3,065
Other assets	431	415

Total assets	$28,903	$27,445

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$415	$636
Payroll and other benefits related liabilities	385	480
Unearned revenues	567	441
Income taxes payable	458	29
Other current liabilities	1,123	1,227

Total current liabilities	2,948	2,813
Unearned revenues	3,775	3,464
Other liabilities	827	852

Total liabilities	7,550	7,129

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at December 27, 2009 and September 27, 2009	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,674 and 1,669 shares issued and outstanding at December 27, 2009 and September 27, 2009, respectively	—	—
Paid-in capital	8,817	8,493
Retained earnings	11,792	11,235
Accumulated other comprehensive income	744	588

Total stockholders’ equity	21,353	20,316

Total liabilities and stockholders’ equity	$28,903	$27,445

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 14 of 15
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 27,	December 28,
	2009	2008
Revenues:
Equipment and services	$1,663	$1,423
Licensing and royalty fees	1,007	1,094

Total revenues	2,670	2,517

Operating expenses:
Cost of equipment and services revenues	816	755
Research and development	596	604
Selling, general and administrative	379	413

Total operating expenses	1,791	1,772

Operating income	879	745

Investment income (loss), net	173	(294)

Income before income taxes	1,052	451
Income tax expense	(211)	(110)

Net income	$841	$341

Basic earnings per common share	$0.50	$0.21

Diluted earnings per common share	$0.50	$0.20

Shares used in per share calculations:
Basic	1,672	1,653

Diluted	1,691	1,667

Dividends per share paid	$0.17	$—

Dividends per share announced	$0.17	$0.16

Qualcomm Announces First Quarter Fiscal 2010 Results	Page 15 of 15
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 27,	December 28,
	2009	2008
Operating Activities:
Net income	$841	$341
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	162	152
Revenues related to non-monetary exchanges	(37)	(29)
Non-cash portion of income tax expense	32	45
Non-cash portion of share-based compensation expense	151	145
Incremental tax benefit from stock options exercised	(13)	(16)
Net realized (gains) losses on marketable securities and other investments	(102)	33
Net impairment losses on marketable securities and other investments	57	392
Other items, net	4	(14)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	87	2,716
Inventories	101	65
Other assets	(32)	(19)
Trade accounts payable	(226)	(192)
Payroll, benefits and other liabilities	(124)	(54)
Unearned revenues	338	(64)

Net cash provided by operating activities	1,239	3,501

Investing Activities:
Capital expenditures	(88)	(234)
Purchases of available-for-sale securities	(2,098)	(2,586)
Proceeds from sale of available-for-sale securities	2,013	1,373
Cash received for partial settlement of investment receivables	8	202
Other investments and acquisitions, net of cash acquired	(6)	(14)
Change in collateral held under securities lending	—	162
Other items, net	(1)	(4)

Net cash used by investing activities	(172)	(1,101)

Financing Activities:
Proceeds from issuance of common stock	152	26
Incremental tax benefit from stock options exercised	13	16
Repurchase and retirement of common stock	—	(285)
Dividends paid	(284)	—
Change in obligations under securities lending	—	(162)
Other items, net	(1)	(1)

Net cash used by financing activities	(120)	(406)

Effect of exchange rate changes on cash	(4)	(8)

Net increase in cash and cash equivalents	943	1,986
Cash and cash equivalents at beginning of period	2,717	1,840

Cash and cash equivalents at end of period	$3,660	$3,826